Three months ended September 30, 2026
Percentage change versus the year-ago period
	Reported Net Sales to Organic Sales				Reported Net Sales to Reported Volume				Organic Sales to Organic Volume
	Reported (GAAP) Net Sales Growth / (Decrease)	Acq & Div (1)	Foreign Exchange Impact	Organic Sales Growth / (Decrease) (Non-GAAP) (2)	Reported (GAAP) Net Sales Growth / (Decrease)	Price Mix and Other (3)	Foreign Exchange Impact	Reported Volume	Organic Sales Growth / (Decrease) (Non-GAAP) (2)	Organic Price Mix and Other (3)	Organic Volume (4)
Health and Wellness	62%	39%	—%	23%	62%	7%	—%	55%	23%	1%	22%
Household	17%	—%	—%	17%	17%	—%	—%	17%	17%	—%	17%
Lifestyle	16%	—%	—%	16%	16%	1%	—%	15%	16%	1%	15%
International	11%	—%	2%	9%	11%	—%	2%	9%	9%	—%	9%
Total Company (5)	33%	15%	—%	18%	33%	2%	—%	31%	18%	1%	17%

(1)Reflects the impact of the GOJO acquisition.
(2)Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes.
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.
(3)This represents the net impact on net sales growth / (decrease) from pricing actions, mix, trade promotion spending, mix from acquisitions and divestitures and other factors. In the three months ended September 30, 2026, the impact from acquisition mix was 6% and 1% for Health and Wellness and Total Company, respectively. The remaining impacts are attributable to organic price mix and other.
(4)Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the three months ended September 30, 2026, the volume impact of the acquisition was 33% and 14% for Health and Wellness and Total Company, respectively.
(5)Total Company includes Corporate and Other.

Supplemental Unaudited Condensed Information – Gross Margin Drivers
The table below provides details on the drivers of gross margin change versus the year-ago period.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY26					FY27
	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+140	+170	+170	+170	+160	+260
Price Changes	+20	+60	+60	+50	+50	+100
Market Movement (commodities)	-30	0	-50	-120	-50	-360
Manufacturing & Logistics	-180	-240	-210	-90	-170	-210
All other (1)	-360	-50	-110	-530	-280	+80
Change vs prior year	-410	-60	-140	-520	-290	-130

Gross Margin (%)	41.7%	43.2%	43.2%	41.3%	42.3%	40.4%

(1)In Q1 of fiscal year 2026, "All other" includes the negative impact from lower shipment volumes.
In Q3 of fiscal year 2026, "All other" includes the negative impact from mix and assortment.
In Q4 of fiscal year 2026, "All other" includes the negative impact from lower shipment volumes and the negative impact of the inventory step-up of the GOJO acquisition.

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended September 30, 2026

Capital expenditures for the first quarter were $38 million versus $36 million in the year-ago quarter.
Depreciation and amortization expense for the first quarter was $74 million versus $56 million in the year-ago quarter.
Net cash provided by operations in the first quarter was $143 million, or 7.5% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in millions and percentages based on rounded numbers

	Q1 Fiscal YTD 2027	Q1 Fiscal YTD 2026
Net cash provided by operations – GAAP	$143	$93
Less: Capital expenditures	(38)	(36)
Free cash flow – non-GAAP (1)	$105	$57
Free cash flow as a percentage of net sales – non-GAAP (1)	5.5%	4.0%
Net sales	$1,905	$1,429
(1)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

Supplemental Unaudited Reconciliation of Earnings Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in millions and percentages based on rounded numbers

	FY 2026					FY 2027

	Q1	Q2	Q3	Q4	FY	Q1
	9/30/2025	12/31/2025	3/31/2026	6/30/2026	6/30/2026	9/30/2026
Earnings (losses) before income taxes	$107	$215	$256	$213	$791	$207
Interest income	(2)	(1)	(4)	(1)	(8)	(1)
Interest expense	23	25	27	55	130	52
EBIT (1)(3)	$128	$239	$279	$267	$913	$258
EBIT margin (1)(3)	9.0%	14.3%	16.7%	13.7%	13.6%	13.5%
Acquisition and integration costs (4)	—	—	7	51	58	26
Digital capabilities and productivity enhancements investment (5)	32	17	10	—	59	—
Adjusted EBIT – non-GAAP (2)(3)	$160	$256	$296	$318	$1,030	$284
Adjusted EBIT margin (2)(3)	11.2%	15.3%	17.7%	16.3%	15.3%	14.9%
Net sales	$1,429	$1,673	$1,670	$1,948	$6,720	$1,905
(1)EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)Adjusted EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items as reported above). Adjusted EBIT margin is the ratio of adjusted EBIT to net sales. Refer to the Non-GAAP Financial Information within the earnings release for further discussion on the adjustments presented.
(3)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for comparability of performance over time. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)Represents the expenses related to the company’s acquisition and integration of GOJO.
(5)Reflects the operating expenses incurred by the company related to its digital capabilities and productivity enhancements investment. The majority of these expenses related to external consulting fees. The remaining expenses related to internal IT project management and supporting personnel costs and other costs.

Supplemental Unaudited Reconciliation of Non-GAAP Measures (1)(2)
(Dollars in millions except per share data)

Reconciliation of Non-GAAP Measures
	Three months ended September 30, 2026
	As Reported GAAP	Acquisition and integration costs (3)	Adjusted (non-GAAP) (1)(2)
Cost of products sold	$1,135	$(10)	$1,125
Gross profit	770	10	780
Gross margin	40.4%		40.9%

Selling and administrative expenses	290	(16)	274
Percent of net sales	15.2%		14.4%

Other (income) expense, net	2	—	2

Net earnings attributable to Clorox	170	20	190

Diluted net earnings per share	$1.39	$0.16	$1.55

(1)Adjusted Cost of Products Sold, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Selling and Administrative expenses, Adjusted Other (Income) Expense, net, Adjusted Net Earnings Attributable to Clorox, and Adjusted Diluted Net Earnings Per Share are calculated in accordance with GAAP, that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual that are not indicative of the Company’s underlying operations. Non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
(2)The Non-GAAP measures listed above are supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over, time investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time.
(3)Represents the expenses related to the company’s acquisition and integration of GOJO.

Adjusted Diluted Earnings Per Share (EPS)
(Dollars in millions except per share data)
	Diluted earnings per share
	Three months ended
	9/30/2026	9/30/2025	% Change
As reported (GAAP)	$1.39	$0.65	114%
Acquisition and integration costs (1)	0.16	—
Digital capabilities and productivity enhancements investment (2)	—	0.20
As adjusted (Non-GAAP) (3)(4)	$1.55	$0.85	82%

(1)During the three months ended September 30, 2026, the company incurred approximately $26 ($20 after tax) of costs related to the GOJO acquisition.
(2)During the three months ended September 30, 2025, the company incurred approximately $32 ($25 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.
(3)Adjusted EPS is defined as diluted earnings (losses) per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(4)Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments. Refer to the Non-GAAP Financial Information within the earnings release for further discussion on the adjustments presented.

	Full year 2027 outlook (estimated range)
	Diluted earnings per share
	Low	High
As estimated (GAAP)	$5.41	$5.71
Acquisition and integration costs (5)	0.29	0.29
As adjusted (Non-GAAP) (3)(4)	$5.70	$6.00
(5)In fiscal year 2027, the company expects to incur approximately $46 ($35 after tax) of costs related to the GOJO acquisition.